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                                                                   EXHIBIT 21.1


             SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 2001 were as follows:


                                                                            JURISDICTION OF
                                                                            INCORPORATION OR
NAME                                                                          ORGANIZATION
----                                                                   --------------------------

Schweitzer-Mauduit Canada, Inc....................................     Manitoba Province (Canada)
Schweitzer-Mauduit Spain, S.L.....................................     Spain
    - LTR Industries S.A..........................................     France
    - Schweitzer-Mauduit do Brasil, S.A...........................     Brazil
    - Schweitzer-Mauduit France S.A.R.L...........................     France
         - Papeteries de Saint-Girons S.A.S.......................     France
                -- Saint-Girons Industries S.N.C..................     France
         - Papeteries de Mauduit S.A.S............................     France
                -- PDM Industries S.N.C...........................     France
                -- Papeteries de Malaucene S.A.S..................     France
                   -- Malaucene Industries S.N.C..................     France